Exhibit 99.1

Transatlantic Holdings, Inc. Announces First Quarter Net Income

NEW YORK--(BUSINESS WIRE)--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the first quarter of 2008 increased 7.9% to $115.7 million, or $1.73 per common share (diluted), compared to $107.2 million, or $1.61 per common share (diluted), in the first quarter of 2007. Net catastrophe costs for the first quarter of 2008 were insignificant. Net income for the first quarter of 2007 includes after-tax net catastrophe costs totaling $29.8 million.

Income before income taxes for the first quarter of 2008 amounted to $145.2 million compared to $136.6 million in the first quarter of 2007. These results include pre-tax realized net capital (losses) gains of ($15.1) million and $15.4 million in the first quarter of 2008 and 2007, respectively. Pre-tax realized net capital losses in the first quarter of 2008 include write-downs of certain equity securities available for sale totaling ($9.5) million, as such securities were considered to be other than temporarily impaired. There were no such write-downs in the first quarter of 2007. Income before income taxes in the first quarter of 2007 also includes estimated pre-tax net catastrophe costs of $39.7 million. The computation of net catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Commenting on the quarter, Robert F. Orlich, President and Chief Executive Officer, said, “Transatlantic reported solid earnings for the quarter, reflecting increased underwriting profit that resulted from an absence of significant catastrophe costs in the current period. In addition, operating cash flows increased compared to the year ago period. Annualized GAAP return on equity for the first quarter of 2008 was 13.7%.

“Net premiums written grew modestly compared to the prior year period due largely to changes in foreign exchange rates and increased premiums written by our domestic regional offices. While price erosion was evident in many classes and regions, terms and conditions held up rather well. We believe that market pricing overall remains favorable.

“In addition, we are pleased to announce that Transatlantic Reinsurance Company, through our representative office in Rio de Janeiro, Brazil, received regulatory approval to serve the Brazilian reinsurance market as an Admitted Reinsurer, effective April 17 - the date that market opened to the private sector. We are excited about the opportunities we expect to arise from the opening of the Brazilian reinsurance market.

“With operations on six continents, our financial strength and broad product expertise enable Transatlantic to capitalize on favorable market opportunities in today’s competitive environment.”

Net premiums written for the first quarter of 2008 increased 5.2% to $1,035.6 million compared to $984.2 million in the first quarter of 2007. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.) International business represented 47% of net premiums written in the first quarter of 2008 versus 48% in the first quarter of 2007.

Net losses and loss adjustment expenses incurred include estimated net adverse development related to losses (including catastrophe events) occurring in prior years which totaled $3 million and $18 million for the first quarter of 2008 and 2007, respectively.

The combined ratio for the first quarter of 2008 was 94.1% versus 97.7% in the comparable 2007 quarter. The aggregate net impact of pre-tax catastrophe costs and estimated net adverse loss reserve development related to losses occurring in prior years added 0.4% and 5.6% to the combined ratio for the first quarter of 2008 and 2007, respectively.

Net loss and loss adjustment expense reserves increased $235.9 million during the first quarter of 2008, bringing the amount of such reserves to $7.14 billion at March 31, 2008. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

TRH’s loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries. Annualized GAAP return on equity for the first quarter of 2008 represents the first quarter’s net income multiplied by four expressed as a percentage of average stockholders’ equity for the first quarter of 2008.

Net investment income totaled $117.2 million in the first quarter of 2008 compared to $116.2 million in the first quarter of 2007. At March 31, 2008, investments totaled $12.67 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

At March 31, 2008, TRH’s consolidated assets and stockholders’ equity were $15.77 billion and $3.38 billion, respectively. Book value per common share was $51.03.

In the first quarter of 2008, the Board of Directors declared a quarterly cash dividend of $0.16 per common share to stockholders of record as of June 6, 2008, payable on June 20, 2008.

Visit – www.transre.com – for additional information about TRH.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2007 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Statement of Operations Data:
	Three Months Ended
	March 31,
	2008	2007	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$1,035,613	$984,164	5.2%
Increase in net unearned premiums	(18,424)	(19,043)
Net premiums earned	1,017,189	965,121	5.4
Net investment income	117,209	116,157	0.9
Realized net capital (losses) gains	(15,051)	15,397
Total revenues	1,119,347	1,096,675	2.1

Expenses:
Net losses and loss adjustment expenses	675,429	675,639
Net commissions	256,741	247,585
Other underwriting expenses	30,324	25,173
Increase in deferred acquisition costs	(5,804)	(4,356)
Interest on senior notes	10,858	10,853
Other, net	6,580	5,166
Total expenses	974,128	960,060

Income before income taxes	145,219	136,615	6.3
Income taxes	29,566	29,386
Net income	$115,653	$107,229	7.9

Net income per common share:
Basic	$1.75	$1.62	7.5
Diluted	1.73	1.61	7.3

Cash dividends per common share	0.160	0.135	18.5

Weighted average common shares outstanding:
Basic	66,240	66,049
Diluted	66,805	66,455

Ratios:
Loss	66.4%	70.0%
Underwriting expense	27.7	27.7
Combined	94.1	97.7

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of March 31, 2008 and December 31, 2007

Balance Sheet Data:
	2008	2007
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2008-$1,262,000; 2007-$1,280,011)	$1,248,886	$1,249,935
Available for sale, at fair value (amortized cost: 2008-$8,326,439; 2007-$8,034,738)(pledged, at fair value: 2008-$2,011,715; 2007-$1,966,364)	8,290,405	8,099,252
Equities:
Available for sale, at fair value:
Common stocks (cost: 2008-$572,878; 2007-$572,468)(pledged, at fair value: 2008-$7,457; 2007-$21,900)	563,969	587,373
Nonredeemable preferred stocks (cost: 2008-$224,181; 2007-$224,298)	197,602	197,870
Trading: common stocks, at fair value (cost: 2008-$32,216; 2007-$35,916)(pledged, at fair value: 2008-$595; 2007-$2,144)	32,672	35,357
Other invested assets	251,383	250,921
Securities lending invested collateral, at fair value (amortized cost: 2008-$2,087,740; 2007-$2,053,271)	1,964,605	2,012,031
Short-term investments, at cost (approximates fair value)	118,977	67,801
Total investments	12,668,499	12,500,540
Cash and cash equivalents	293,264	255,432
Accrued investment income	146,573	143,675
Premium balances receivable, net	751,088	641,026
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	969,030	1,074,643
Deferred acquisition costs	253,885	248,081
Prepaid reinsurance premiums	99,682	71,617
Deferred income taxes	484,102	426,600
Other assets	105,906	122,713
Total assets	$15,772,029	$15,484,327
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,069,570	$7,926,261
Unearned premiums	1,282,670	1,226,647
Securities lending payable	2,087,740	2,054,649
5.75% senior notes due December 14, 2015:
Affiliates	448,204	448,158
Other	298,803	298,772
Other liabilities	204,285	180,798
Total liabilities	12,391,272	12,135,285

Preferred Stock, $1.00 par value; shares authorized: 5,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 100,000,000; shares issued: 2008-67,235,415; 2007-67,222,470	67,235	67,222
Additional paid-in capital	254,795	249,853
Accumulated other comprehensive loss	(112,985)	(34,692)
Retained earnings	3,193,631	3,088,578
Treasury Stock, at cost; 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	3,380,757	3,349,042
Total liabilities and stockholders' equity	$15,772,029	$15,484,327

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	March 31,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$284,138	$194,749

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	681,266	398,827
Proceeds of fixed maturities available for sale redeemed or matured	233,094	117,713
Proceeds of equities available for sale sold	237,031	277,193
Purchase of fixed maturities available for sale	(1,117,952)	(668,001)
Purchase of equities available for sale	(254,867)	(290,164)
Net sale of other invested assets	1,072	2,004
Net change in securities lending invested collateral	29,839	71,877
Net purchase of short-term investments	(49,734)	(8,926)
Change in other liabilities for securities in course of settlement	19,858	71,415
Other, net	12,635	(18,966)
Net cash used in investing activities	(207,758)	(47,028)
Cash flows from financing activities:
Net change in securities lending payable	(29,839)	(71,877)
Dividends to stockholders	(10,599)	(8,916)
Proceeds from common stock issued	375	265
Other, net	(243)	(219)
Net cash used in financing activities	(40,306)	(80,747)
Effect of exchange rate changes on cash and cash equivalents	1,758	(547)
Change in cash and cash equivalents	37,832	66,427
Cash and cash equivalents, beginning of period	255,432	205,264
Cash and cash equivalents, end of period	$293,264	$271,691

Supplemental cash flow information:
Income taxes paid, net	$21,550	$11,200
Interest paid on senior notes	-	-

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended
	March 31,
	2008	2007
	(in thousands)
Net income	$115,653	$107,229

Other comprehensive loss :
Net unrealized depreciation of investments, net of tax:
Net unrealized holding losses	(216,106)	(12,403)
Deferred income tax benefit on above	75,639	4,342
Reclassification adjustment for losses (gains) included in net income	8,945	(14,787)
Deferred income tax (charge) benefit on above	(3,131)	5,175
	(134,653)	(17,673)

Net unrealized currency translation gain, net of tax:
Net unrealized currency translation gain	86,707	15,689
Deferred income tax charge on above	(30,347)	(5,491)
	56,360	10,198

Other comprehensive loss	(78,293)	(7,475)

Comprehensive income	$37,360	$99,754

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data:
	Three Months Ended
	March 31,
	2008	2007
	(in thousands)
Net premiums written by office:

Domestic	$548,122	$516,039

International:

Europe:
London	207,438	193,302
Paris	91,482	87,156
Zurich	83,433	81,637
	382,353	362,095

Other:
Toronto	20,344	22,032
Miami (Latin America and
the Caribbean)	53,227	54,188
Hong Kong	23,364	23,535
Tokyo	8,203	6,275
	105,138	106,030

Total international	487,491	468,125

Total net premiums written	$1,035,613	$984,164

Net effect of changes in foreign currency
exchange rates on the increase in net
premiums written in 2008 as compared
to 2007:
	Three
	Months Ended
	March 31,
Increase in original currency	1.3%
Foreign exchange effect	3.9
Increase as reported in U.S. dollars	5.2%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):

	Three Months Ended
	March 31,
	2008	2007

Treaty	97.1%	96.5%
Facultative	2.9	3.5
	100.0%	100.0%

Property	28.1%	29.6%
Casualty	71.9	70.4
	100.0%	100.0%

Total gross premiums written (in thousands)	$1,131,262	$1,095,960

Source of gross premiums written:

Affiliates	12.2%	14.1%
Other	87.8	85.9
	100.0%	100.0%

Supplemental Net Loss and Loss Adjustment Expense Reserve Data:

Changes in net loss and loss adjustment expense reserves:
	Three Months Ended
	March 31,
	2008	2007
	(in millions)
Reserve for net unpaid losses and loss adjustment expenses at beginning of period	$6,899.7	$6,207.2
Net losses and loss adjustment expenses incurred	675.4	675.6
Net losses and loss adjustment expenses paid	469.3	468.1
Foreign exchange effect	29.8	(8.0)
Reserve for net unpaid losses and loss adjustment expenses at end of period	$7,135.6	$6,406.7

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:
	Three Months Ended
	March 31,
	2008	2007
	(in millions)
Fixed maturities	$106.3	$93.7
Equities	3.2	9.6
Other invested assets
(including limited partnerships)	4.1	8.8
Other	5.9	6.5
Total investment income	119.5	118.6
Investment expenses	(2.3)	(2.4)
Net investment income	$117.2	$116.2

Investments by category:
		March 31, 2008
		Amount	Percent
		(dollars in thousands)
Fixed maturities:
Held to maturity (at amortized cost):
Municipalities		$1,248,886	9.9%

Available for sale (at fair value):
Corporate		2,173,494	17.1
	U.S. Government and government agencies	350,041	2.8
Foreign government		344,540	2.7
Municipalities		5,381,724	42.5
	Asset-backed securities	40,606	0.3
		8,290,405	65.4
	Total fixed maturities	9,539,291	75.3
Equities:
Available for sale:
Common stocks		563,969	4.4
	Nonredeemable preferred stocks	197,602	1.6
		761,571	6.0
Trading: common stocks		32,672	0.3
Total equities		794,243	6.3
Other invested assets		251,383	2.0
Securities lending invested collateral		1,964,605	15.5
Short-term investments		118,977	0.9
Total investments		$12,668,499	100.0%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

Ratings as of March 31, 2008:
					Not
	Aaa	Aa	A	Baa	Rated	Total
	(in millions)
Held to maturity:
Non-asset-backed (a)	$989	$210	$50	$-	$-	$1,249

Available for sale:
Asset-backed, principally commercial mortgage-backed	19	-	10	11	-	40
Non-asset-backed (a)	4,531	3,045	631	25	18	8,250
Total available for sale	4,550	3,045	641	36	18	8,290

Total fixed maturities	$5,539	$3,255	$691	$36	$18	$9,539

Percent of total fixed maturities	58.1%	34.1%	7.2%	0.4%	0.2%	100.0%

(a) Non-asset backed fixed maturities in the aggregate include insured municipal bonds with ratings as follows:
Insured rating	$2,188	$856	$211	$4	$-	$3,259

Underlying rating	186	2,321	695	53	4	3,259

Duration as of March 31, 2008: 6.0 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Securities lending invested collateral data (a):

Ratings of securities lending invested collateral as of March 31, 2008:

	Aaa	Aa	A	Baa	Total
	(in millions)
Fixed maturities available for sale:
Asset-backed:
Domestic:
Commercial mortgage-backed	$48.9	$-	$-	$-	$48.9
Residential:
Mortgage-backed:
Alt-A	97.5	-	-	-	97.5
Prime non-agency	37.8	-	-	-	37.8
HELOC (b)	-	-	-	14.7	14.7
Other asset-backed (b)	14.2	-	-	-	14.2
Total domestic	198.4	-	-	14.7	213.1

Foreign:
Commercial mortgage-backed	95.5	6.7	-	-	102.2
Residential mortgage-backed	344.6	20.6	-	-	365.2
Other asset-backed (b)	59.3	-	-	-	59.3
Total foreign	499.4	27.3	-	-	526.7

Total asset-backed	697.8	27.3	-	14.7	739.8
Non-asset-backed	68.5	694.5	150.7	10.9	924.6
Total fixed maturities available for sale	$766.3	$721.8	$150.7	$25.6	1,664.4
Short-term investments					300.2

Total securities lending invested collateral (c)					$1,964.6

Total securities lending invested collateral invested in fixed maturities available for sale by rating	46.0%	43.4%	9.1%	1.5%	100.0%

(a)	Information presented herein represents the fair value of underlying securities included on the Balance Sheet as securities lending invested collateral.
(b)

The ratings of one domestic and one foreign other asset-backed security included above as Aaa and a domestic HELOC included above as Baa benefit from insurance. The underlying rating of the domestic other asset-backed security with a fair value of $14.2 million is Aa; the underlying rating of the foreign other asset-backed security with a fair value of $5.9 million is A; the underlying rating of the domestic HELOC with a fair value of $14.7 million is Ba.

(c)

At March 31, 2008, pre-tax net unrealized depreciation on the securities lending portfolio totaled $123.1 million. $100.0 million of such amount relates to asset-backed securities and $23.1 million relates to non-asset-backed securities.

Duration of fixed maturities available for sale included above as of March 31, 2008: 0.6 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Other investment data:

	Three Months Ended
	March 31,
	2008	2007

Pre-tax yield on fixed maturity portfolio (a)	4.4%	4.4%

Effective tax rate on net investment income (b)	15.1%	17.5%

(a)	Represents annualized pre-tax net investment income from fixed maturities (excluding fixed maturities included in securities lending invested collateral) for the periods indicated divided by the average balance sheet carrying value of the related fixed maturity portfolio for such periods.
(b)	Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
	(Estimated)
	March 31,	December 31,
	2008	2007
	(in thousands)
Statutory surplus of Transatlantic Reinsurance Company®	$ 3,422,000	$ 3,368,801

CONTACT:
Transatlantic Holdings, Inc., New York
Steven S. Skalicky, 212-770-2040